UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2013

A123 SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34463	04-3583876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 778-5700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a Current Report on Form 8-K filed on November 7, 2012, A123 Systems, Inc. (the “Company”) announced that it had determined it would not appeal a determination of The Nasdaq Listing Qualifications Staff (the “Staff”) that the Company’s securities be delisted from The Nasdaq Stock Market LLC (“Nasdaq”).  As a result, trading of the Company’s common stock was suspended at the opening of business on November 7, 2012, and the Company was informed that a Form 25-NSE would be filed with the Securities and Exchange Commission, which would remove the Company’s securities from listing and registration of Nasdaq.

On January 4, 2013, the Company received correspondence from the Nasdaq’s Hearings Coordinator (“Hearings Coordinator”) indicating that on January 9, 2013, pursuant to the Hearing Coordinator’s obligations under Nasdaq Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act, Nasdaq would issue a press release announcing the following:

Delisting of Securities of A123 Systems, Inc. from The NASDAQ Stock Market

NEW YORK, January 09, 2013 — The NASDAQ Stock Market announced today that it will delist the common stock of A123 Systems, Inc. A123 Systems, Inc.’s stock was suspended on November 07, 2012 and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The NASDAQ Stock Market, visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.

The Company’s common stock is currently quoted on the Pink OTC Markets Inc. (the “Pink Sheets”) under the symbol “AONEQ.”  However, the Company can give no assurance that trading in its common stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.
(Registrant)

Date: January 9, 2013	By:	/s/ Eric J. Pyenson
		Name:	Eric J. Pyenson
		Title:	Vice President and General Counsel